Registration No. 333-33405

      As filed with the Securities and Exchange Commission on May 27, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                AJS Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         United States                                  36-4485429
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
                    (Address of Principal Executive Offices)

                                ----------------

                    AJS Bancorp, Inc. 2003 Stock Option Plan
              AJS Bancorp, Inc. 2003 Recognition and Retention Plan
                            (Full Title of the Plans)


                                   Copies to:

          Thomas R. Butkus
Chairman and Chief Executive Officer                Alan Schick, Esquire
          AJS Bancorp, Inc.                  Luse Gorman Pomerenk & Schick, P.C.
      14757 South Cicero Avenue             5335 Wisconsin Ave., N.W., Suite 400
     Midlothian, Illinois 60445                    Washington, D.C.  20015
           (708) 687-7400                                (202) 274-2000

(Name, Address and Telephone
  Number of Agent for Service)

                                ----------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of Securities        Amount to be          Proposed Maximum       Proposed Maximum          Amount of
   to be Registered        Registered (1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                       Share                  Price
--------------------------------------------------------------------------------------------------------------------
  Common Stock, par
     value $0.01         117,941 shares (2)          $18.75 (3)             $2,211,394              $178.90
      per share
--------------------------------------------------------------------------------------------------------------------
  Common Stock, par
     value $0.01          58,971 shares (4)           $18.75 (5)            $1,105,706               $89.45
      per share
--------------------------------------------------------------------------------------------------------------------
        Total             176,912 shares                                    $3,317,100              $268.35
====================================================================================================================

 _____________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the AJS Bancorp, Inc. 2003 Stock Option Plan (the "Stock Option Plan"), and the AJS Bancorp, Inc. 2003 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of AJS Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).

(2) Represents the number of shares currently reserved for issuance pursuant to options granted under the Stock Option Plan.

(3) Determined by the exercise price of options pursuant to 17 C.F.R. ss.230.457(h)(1).

(4) Represents the maximum number of shares that can be granted pursuant to the Recognition and Retention Plan.

(5) Determined by reference to the fair market value of the common stock on May 21, 2003, pursuant to 17 C.F.R. ss.230.457(c).

         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed by AJS Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (Commission File No. 0-33405), filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

         c) The description of the common stock of the Company contained in the Registration Statement on Form 8-A (Commission File No. 333-69482) originally filed by the Company under the Securities Act of 1933 with the Commission on December 13, 2001, and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Thomas
R. Butkus, Chairman and Chief Executive Officer, AJS Bancorp, Inc., 14757 South Cicero Avenue, Midlothian, Illinois 60445, telephone number (708) 687-7400.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.   Indemnification of Directors and Officers

         Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal MHC subsidiary holding companies as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

                  (i) Any amount for which that person becomes liable under a judgment in such action; and

                  (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

                  (i) Final judgment on the merits is in his or her favor; or

                  (ii) In case of:

                           a. Settlement,

                           b. Final judgement against him or her, or

                           c. Final judgement in his or her favor, other than on
                  the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, its objection thereto.

         (c) As used in this paragraph:

                  (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

                  (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

                  (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ----------------------------

     5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

     10.1     AJS Bancorp, Inc. 2003 Stock Option Plan.                             *

     10.2     AJS Bancorp, Inc. 2003 Recognition and                                *
              Retention Plan.

     23.1     Consent of Luse Gorman Pomerenk
              & Schick, P.C.                                                Contained in Exhibit 5

     23.2     Consent of Crowe Chizek and Company LLC                      Attached as Exhibit 23.2

     24       Power of Attorney                                          Contained on Signature Page
_____________________
*          Filed as exhibits to the Registrant's Proxy Statement relating to the
Registrant's  May 21,  2003  annual  meeting  of  stockholders,  filed  with the
Commission on April 15, 2003, which is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number             Description

      5 Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

      23.1 Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

      23.2        Consent of Crowe Chizek and Company LLC.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, Illinois, on this 27th day of May, 2003.
                                       AJS BANCORP, INC.




                                       By:  /s/ Thomas R. Butkus
                                          --------------------------------------
                                            Thomas R. Butkus, Chairman and Chief
                                            Executive Officer (Duly Authorized
                                            Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of AJS Bancorp, Inc. (the "Company") hereby severally constitute and appoint Thomas R. Butkus as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas R. Butkus may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas R. Butkus shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                                             Date
----------                                                             ----

/s/ Thomas R. Butkus                                                May 27, 2003
----------------------------------------------
Thomas R. Butkus, Chairman and Chief Executive
Officer (Principal Executive Officer)


/s/ Pamela N. Favero                                                May 27, 2003
----------------------------------------------
Pamela N. Favero, Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ Roger L. Aurelio                                                May 27, 2003
----------------------------------------------
Roger L. Aurelio, Director


/s/ Raymond J. Blake                                                May 27, 2003
----------------------------------------------
Raymond J. Blake, Director


/s/ Jack A. Long                                                    May 27, 2003
----------------------------------------------
Jack A. Long, Director


/s/ Edward S. Milen                                                 May 27, 2003
----------------------------------------------
Edward S. Milen, Director